SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) January 14, 2003

                          SUTTER HOLDING COMPANY, INC.

               (Exact Name of Registrant as Specified in Charter)



        Delaware                     001-15733                    59-2651232
----------------------------    -----------------      -------------------------
(State or Other Jurisdiction    (Commission File          (IRS Employer
 of Incorporation)               Number)                   Identification No.)


   150 Post Street, Suite 405, San Francisco, California              94108
 -------------------------------------------------------------- ----------------
          (Address of Principal Executive Offices)                  (Zip Code)

        Registrant's telephone number, including area code (415) 788-1441

          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

This Form 8-K/A amends the current report on Form 8-K dated January 14, 2003 (filed January 17, 2003) to include Item 7 Financial Statements of Business Acquired.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Businesses Acquired.

                          INDEPENDENT AUDITORS' REPORT




BOARD OF DIRECTORS
RCH, LLC

We have audited the accompanying Consolidated Statements of Financial Condition of RCH, LLC and its subsidiary, EASTON MORTGAGE CORPORATION, as of December 31, 2002 and 2001 and the related Statements of Income (Loss), Retained Earnings (Deficit), and Cash Flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the company, as of December 31, 2002 and 2001, the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


COLABELLA & COMPANY
February 28, 2003
New York, New York

                                    RCH, LLC
                                 AND SUBSIDIARY
                           EASTON MORTGAGE CORPORATION
                        STATEMENTS OF FINANCIAL CONDITION

                                                                   DECEMBER 31,
                                                             ----------   ----------
                                                                2002         2001
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                               $    945,681 $    919,217
   Mortgages held for resale                                  3,816,500    5,737,850
   Fees & interest receivable                                    19,808       42,750
   Other current assets                                           6,162       16,526
                                                             ----------   ----------
       Total                                                  4,788,151    6,716,343
LONG LIVED ASSETS:
   Property, Plant & Equipment - net                             29,095       37,278
   Goodwill                                                   1,909,761    1,909,761
   Other assets                                                  13,944      219,674
                                                             ----------   ----------
       Total                                                  1,952,800    2,166,713
                                                             ----------   ----------
  TOTAL ASSETS                                               $6,740,951   $8,883,056
                                                             ==========   ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                          $  477,933   $  207,266
   Income taxes payable                                           9,676      161,598
   Warehouse line of credit                                   3,765,358    5,470,708
   Funds held in escrow                                          25,000            0
                                                             ----------   ----------
           Total                                              4,277,967    5,839,572
                                                             ==========   ==========
LONG TERM LIABILITIES:
   Deferred income taxes                                         52,514      209,471
   Subordinated notes payable                                   519,820      551,701
   Due to affiliate                                                   0      544,000
                                                             ----------   ----------
       Total                                                    572,334    1,305,172
                                                             ----------   ----------
       TOTAL LIABILITIES                                      4,850,301    7,144,744
                                                             ----------   ----------
STOCKHOLDERS' EQUITY:
   Common stock - 1,000 shares issued & outstanding              50,000       50,000
  Additional paid in capital                                  1,261,559    1,261,559
  Retained earnings (deficit)                                   579,091      426,753
                                                             ----------   ----------
    Total Stockholders' Equity                                1,890,650    1,738,312
                                                             ----------   ----------
    Total Liabilities and Stockholders' Equity               $6,740,951   $8,883,056
                                                             ==========   ==========

             SEE AUDITOR'S REPORT AND NOTES TO FINANCIAL STATEMENTS

                                    RCH, LLC
                                 AND SUBSIDIARY
                           EASTON MORTGAGE CORPORATION
                           STATEMENTS OF INCOME (LOSS)

                                               FOR THE YEAR ENDED DECEMBER 31,
                                               -------------    -------------
                                                    2002             2001

REVENUES:
Loan sales and fees                            $ 102,845,028    $ 107,777,422
Cost of loans sold                               100,550,955      105,664,344
                                               -------------    -------------
    Gross Profit                                   2,294,073        2,113,078
                                               -------------    -------------

OPERATING EXPENSES:
Salaries and commissions                              86,327          663,336
Selling, general and administrative expenses         553,190          575,689
Amortization and depreciation                         17,354          162,750
 Interest expense                                     27,249           94,344
                                               -------------    -------------
TOTAL                                              1,484,120        1,496,119
                                               -------------    -------------
INCOME (LOSS) FROM OPERATIONS                        809,953          616,959

OTHER INCOME (EXPENSE)                              (555,700)               0
                                               -------------    -------------
INCOME (LOSS) BEFORE TAXES                           254,253          616,959

PROVISION FOR FEDERAL AND STATE INCOME TAXES        (101,914)        (164,609)

                                               -------------    -------------
NET INCOME (LOSS)                              $     152,339    $     452,350
                                               =============    =============























             SEE AUDITOR'S REPORT AND NOTES TO FINANCIAL STATEMENTS

                                    RCH, LLC
                                 AND SUBSIDIARY
                           EASTON MORTGAGE CORPORATION
            SCHEDULE OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES


                                     FOR THE YEAR ENDED DECEMBER 31,
                                         --------   --------
                                           2002       2001

Promotional expenses                   $  133,801 $  149,253
Professional and legal fees                98,109     94,373
Rent                                       76,804     79,435
Service charges and miscellaneous fees      7,971     56,702
Postage                                    71,040     44,563
Office supplies and expenses               26,446     42,336
Travel and entertainment                   54,247     40,272
Telephone                                  41,540     27,823
Equipment rental                           21,945     16,390
Insurance                                  11,247     16,193
Licenses and fees                           1,624      6,668
Repairs, Maintenance and Utilities          8,416      1,681
                                         --------   --------
TOTAL                                    $553,190   $575,689
                                         ========   ========

































             SEE AUDITOR'S REPORT AND NOTES TO FINANCIAL STATEMENTS

                                    RCH, LLC
                                 AND SUBSIDIARY
                           EASTON MORTGAGE CORPORATION
                    STATEMENTS OF RETAINED EARNINGS (DEFICIT)

                                              FOR THE YEAR ENDED DECEMBER 31,
                                                  ---------    ---------
                                                    2002         2001

RETAINED EARNINGS (DEFICIT) - (BEG)               $ 426,752   $ (25,597)

Net Income (Loss)                                   152,339     452,350
                                                  ---------    ---------
RETAINED EARNINGS (DEFICIT) - (END)               $ 579,091   $ 426,752
                                                  =========    =========











































             SEE AUDITOR'S REPORT AND NOTES TO FINANCIAL STATEMENTS

                                    RCH, LLC
                                 AND SUBSIDIARY
                           EASTON MORTGAGE CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                                                   FOR THE YEAR ENDED DECEMBER 31,
                                                                                  -----------            -----------
                                                                                       2002                  2001
   CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income                                                                     $   152,339            $   452,350
   Adjustments to reconcile net income to net cash
           provided (used)by operating activities:
       Depreciation and amortization                                                   17,354                162,750
            (Increase) decrease in accounts receivable                                540,000                 30,715
            (Increase) decrease in fees & interest receivable                          22,942                      0
            Increase (decrease) in warehouse line of credit                        (1,705,350)             1,427,855
       (Increase) decrease in mortgages held for resale                             1,921,350             (1,643,785)
       (Increase) decrease in Long Lived Assets - other assets                        204,080                (35,635)
            Increase (decrease) in accounts payable                                   270,667                184,654
       Increase (decrease) in deferred income taxes                                  (156,957)                 3,011
       (Increase) decrease in other current assets                                     10,364                 (3,335)
       Increase (decrease) in notes payable                                                 0                (69,381)
       Increase(decrease) in income taxes payable                                    (151,923)               161,598
       Increase (decrease) in subordinated notes payable                              (31,881)                27,249
                                                                                  -----------            -----------
       Total adjustments                                                              940,646                245,696
                                                                                  -----------            -----------
   NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                                 1,092,985                698,046
                                                                                  -----------            -----------
   CASH FLOW FROM FINANCING ACTIVITIES:
       Increase (decrease) in due to stockholders                                      25,000               (289,298)
       Increase (decrease) in due to affiliate                                       (544,000)                     0
       Proceeds from issuance of long-term debt                                             0                229,000
                                                                                  -----------            -----------
   NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                  (519,000)
                                                                                  -----------            -----------
   CASH FLOW FROM INVESTING ACTIVITIES:
       Cash payments for the purchase of property                                      (7,521)               (23,918)
                                                                                  -----------            -----------
    NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                                   (7,521)
                                                                                  -----------            -----------
   NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                                    566,464                613,831
   CASH AND EQUIVALENTS, BEGINNING OF YEAR                                            379,217                305,386
                                                                                  -----------            -----------
CASH AND EQUIVALENTS, END OF YEAR                                                 $   945,681            $   919,217
                                                                                  ===========            ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION: Cash paid during the year for:
   Interest expense                                                               $    15,972            $   402,697
                                                                                  -----------            -----------
  Income Tax                                                                      $   206,713            $     2,159
                                                                                  -----------            -----------


             SEE AUDITOR'S REPORT AND NOTES TO FINANCIAL STATEMENTS

                                    RCH, LLC
                                 AND SUBSIDIARY
                           EASTON MORTGAGE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

BUSINESS

RCH, LLC (RCH), a California corporation established in 1999, was formed for the sole purpose of acquiring Easton Mortgage Corporation (EMC), hereinafter known as the Company, a California corporation established in 1988. The Company serves prospective mortgagor clients throughout the states of California and Colorado. It engages approximately 700 loan agents to accomplish this end. The Company is a licensed mortgage banker in the States of California and Colorado and is a HUD approved title lender. RCH acts as a holding company and does not conduct any other business.


BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The  consolidated  financial  statements  have been  prepared  in United  States
Dollars in accordance with generally accepted accounting principles in the United States. On September 1, 1999, pursuant to the acquisition of the Company by RCH, LLC, it became a wholly owned subsidiary of RCH. Subsequent to that date, RCH sold 10% of its common stock to other investors. As of December 31, 2001 and 2002, RCH was owner of 90% of the issued and outstanding shares of the Company. RCH is a holding company and has no operating results. Operating results are presented herein for the full calendar year of the Company. All inter-company accounts have been eliminated in the presentation.


REVENUE RECOGNITION

The Company records certain fee income when a loan commitment is funded and the remainder of its income at the time an investor purchases the loan. At the time the loan is purchased by an investor, all of the Company's responsibilities for placing the loan have been performed and, therefore, all of the fee income has been earned. Consideration due to a loan agent is paid directly to the individual loan agent at the time of funding.

CASH EQUIVALENTS

All highly liquid investments purchased with a maturity of three months or less are treated as cash equivalents. Amounts on deposit with RCH were escrowed for the Company by written agreement and were considered cash equivalents.


WAREHOUSE LINES OF CREDIT

The Company maintains two warehouse lines of credit with a financial institution for contractual amounts of $8,000,000 and $250,000; the smaller line is restricted to second mortgages, which can only be sold to the financial institution. The line of credit is secured by RCH as guarantor and the personal guarantees of certain stockholders of RCH.


CONCENTRATION OF CREDIT RISK

The Company maintains two cash accounts at one bank. These cash accounts are FDIC insured up to $100,000 and occasionally exceed those limits. The Company's cash balances as of December 31, 2002, exceeded the insured limits in one of the banks. Additionally, the Company maintains a money market account with a financial institution. Amounts in this account are SIPC insured up to $500,000 per client for securities (including up to $100,000 for cash). As of December 31, 2002, these balances did not exceed that maximum.


FEES RECEIVABLE

A provision for doubtful accounts is provided when fees for loan commitments remain unfunded for more than 90 days. Fees determined to be uncollectible are written off against the allowance. For the periods ended December 31, 2002 and December 31, 2001, no allowance was required.


PROPERTY AND EQUIPMENT

Property and equipment is principally recorded at cost less accumulated depreciation. Maintenance and repair expenditures and certain software costs are charged to expense when incurred. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of five to ten years, except for intangibles. Depreciation expense for the years ended December 31, 2002 and 2001 amounted to $15,704 and $10,259 respectively.

GOODWILL

Goodwill of $2,261,559 pursuant to the acquisition of Easton Mortgage Corporation in 1999 was being amortized on a straight-line basis over fifteen years. Expense for the year ended December 31, 2001, amounted to $150,777, and the unamortized balance of goodwill on that date was $1,909,761. The Company adopted SFAS 142 for the year ended December 31, 2002. Under SFAS 142, goodwill is no longer amortized. Instead, it is evaluated at least annually for impairment, and it is reduced and any impairment loss recognized at the time of evaluation. Consequently, RCH has recorded no goodwill amortization for 2002. The annual evaluation of goodwill for the year ended December 21, 2002, reflected no impairment. Amortization of goodwill is still deductible for tax purposes.


INCOME TAXES

The provision for income taxes is based on elements of revenue and expense, as reported in the Statement of Income/(Loss) and Retained Earnings/(Deficit). Deferred income taxes are provided for timing differences between tax and financial reporting attributable to the Company using the cash basis of accounting for tax purposes and different depreciation methods, and the accrual basis for financial reporting purposes subsequent to 1999. (See Note C).


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE  B -  LEASE COMMITMENTS
----------------------------

REAL PROPERTY

The Company entered into a three-year non-cancelable operating lease for office space in San Francisco, California, on May 15, 2001, which expires on April 30, 2004.Future minimum annual rental payments under this lease are $76,314 for the year ending December 31, 2003, and $28,618 for the year ended December 31, 2004. Rent expense and related charges under these and prior leasing arrangements for the years ended December 31, 2002 and 2001 were $76,313 and $77,450 respectively.


EQUIPMENT

The Company has entered into various non-cancelable operating leases for office equipment. The future minimum annual payments required under those leases are as follows:

               2003                 $15,135
               2004                   6,100
               2005                   3,558
                                    -------
              Total                 $24,793
                                    =======


NOTE  C -  DEFERRED INCOME TAXES
--------------------------------

The Company prepares its income tax returns on the accrual basis of accounting. Prior to 1999, the Company prepared its tax return on the cash basis of accounting. Under Sections 1504 and 446(e) of the Internal Revenue Code, the subsidiary was required to change its method of accounting to conform to the accrual basis of accounting adopted by the consolidated group. Accordingly, the prior cash basis of accounting gave rise to timing differences of $408,160 between the financial statements and the income tax returns prepared by the subsidiary, which resulted in tax refunds and a deferred tax asset, is now changed.

As of December 31, 1999, the subsidiary incurred accrual basis losses that would ordinarily give rise to additions to the deferred tax asset account. However, for the periods ended December 31, 1999 and 2000, no deferred tax asset was recorded due to inherent uncertainties as to the use of the NOLs pursuant to adjustments required to conform to the accrual basis of accounting.

For the year 2001, the Company had enough taxable income to absorb all prior net operating losses, thereby utilizing any deferred tax assets. Accordingly, a provision, net of deferred tax assets of $164,609, was recognized. In 2002, an income tax provision of $101,914 was recognized. Deferred income taxes were booked for the balance of the Code Section 481(a) adjustment. Net timing differences due to differences between book and taxable income for the current year and prior year were $20,899 and $20,408 respectively.


NOTE  D - SUBORDINATED NOTES PAYABLE
------------------------------------

During the year 2000, certain stockholder loan agreements were converted to notes payable in order to formalize interest and repayment terms. The loans and notes bear interest at a rate of 5 percent per annum with varying repayment terms. All stockholder loans (including those converted to notes payable) are subordinated to the warehouse line of credit. Subordinated notes were $519,820, including accrued interest of $27,229, and $551,701, including accrued interest of $65,999 for the periods December 31, 2002, and December 31, 2001.


NOTE E - DUE TO AFFILIATE
-------------------------

The Company was a maker of an additional subordinated promissory note on March 28, 2001, in the amount of $225,000, with an affiliate of a shareholder of the Company. The note bears interest at a rate of 7% per annum and was due on April 2, 2002. The principal amount of the note was deposited into an account of the Company on March 29, 2001. This note, plus the previous $315,000 note due and $4,000 of accrued interest, brought the balance due to affiliates to $544,000 at December 31, 2001. This obligation, including the interest accrued to the settlement date, was fully satisfied on June 30, 2002.


NOTE F - CONTINGENCIES
----------------------

Loans sold under FHA or investor programs are subject to repurchase if they fail to meet the origination criteria of those programs. In addition, certain loans may subsequently be refinanced and loans that are sold to investors are subject to repurchase or indemnification if the loan is two or three months delinquent during a set period. This usually varies from the first six months to a year after the loan is sold. In such cases part of the income recognized on the loan would be refundable. As of the balance sheet date, there are no loans pending repurchase, refinance or indemnification. The Company made no FHA loans during the respective accounting periods.


NOTE G - SUBSEQUENT EVENTS
--------------------------

In January, 2003, the Board of Directors of RCH and the two minority stockholders sold all of the outstanding shares in Easton Mortgage Corporation to Sutter Holding Company, Inc. The sale is valued at approximately $3.75 million, subject to adjustments dependent upon the subsequent performance of the Company. The consideration includes $1 million in cash, $25,000 of which was received in 2002 and $975,000 of which was received in January, 2003, and promissory notes payable to the shareholders in the aggregate amount of $2.75 million. Payment of the notes is secured by a pledge agreement, a guaranty by the Company, and a security agreement. In addition, Sutter Holding Company, Inc., will issue warrants for the purchase of 60,000 shares of its common stock at an exercise price of $11 per share, exercisable for five years, to specified stockholders and/or officers of RCH and the Company.

In February, 2003, subsequent to completion of the sale, the Board of Directors of the Company unanimously consented to continue serving in their current capacities.

Legal and professional fees of $555,700 incurred in planning and processing this agreement are shown separately in the non-operating Other Expenses section of the Income Statement.

(b)           Pro Forma Financial Information.

On January 14, 2003, Sutter Holding acquired all of the outstanding shares of Easton Mortgage Corporation ("EMC"), a California corporation. EMC is a mortgage broker licensed in the states of California.

The purchase price is valued at approximately $3,750,000, subject to adjustments dependent upon the subsequent performance of EMC. Adjustments to the purchase price will be downward only, and will be a multiple of any decline in the earnings of EMC from targeted levels over the next two years. Any adjustment, if necessary, will be in the form of a reduction in the face value of the promissory notes issued to the selling shareholders. Sutter Holding paid $1,000,000 cash, $25,000 of which was paid in 2002, and $975,000 of which was paid on January 14, 2003, and issued promissory notes payable to the shareholders in the aggregate amount of $2,750,000. The notes bear interest at 4% per annum, and are secured by a pledge agreement, a guaranty by EMC, and a security agreement. In addition, Sutter Holding issued warrants for the purchase of 60,000 shares of its common stock at an exercise price of $11 per share, exercisable for five years, to specified stockholders of EMC.

The following Unaudited Pro Forma Consolidated Balance Sheet and accompanying Unaudited Pro Forma Consolidated Income Statement were prepared to show what the financial statements of the companies would look like on a consolidated basis as though the acquisition had been consummated on January 1, 2002. Both Sutter Holding's and Easton's balance sheets were as of December 31, 2002. However, due to a change in Sutter Holding's fiscal year end, Sutter Holding's income statement covers the eleven month period February 1, 2002 through December 31, 2002, while Easton's income statement covers the twelve month period January 1, 2002 through December 31, 2002. This slight difference in periods resulted from Sutter Holding's changed fiscal year end from January 31 to December 31 and does not have a significant impact on the Unaudited Pro Forma Consolidated Financial Statements presented.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(in US dollars)
                                                                                                       PRO FORMA
                                                                                       ------------------------------------------
                                                                                                                     SRHI
As of December 31, 2002                           SRHI                 EASTON             ADJUSTMENTS            CONSOLIDATED
                                            ------------------    -----------------    ------------------      ------------------
ASSETS
      Cash & Cash Equivalents                        $625,491             $945,681          ($1,538,281)  (1)            $32,891
      Accounts Receivable                               8,528               19,808                                        28,336
      Note Receivable, net                            100,000                    -                                       100,000
      Mortgages Held For Sale                               -            3,816,500                                     3,816,500
      Other Assets                                      5,835                6,162                                        11,997
                                            ------------------    -----------------    ------------------      ------------------
Total Current Assets                                 $739,854           $4,788,151          ($1,538,281)              $3,989,724
                                            ------------------    -----------------    ------------------      ------------------

      Investments, at fair value                     $260,347                    -                                      $260,347
      Investments, at cost                            964,199                    -                                       964,199
      Fixed Assets                                      1,246               29,095                                        30,341
      Goodwill                                              -            1,909,761             1,836,878  (2)          3,746,639
      Other Assets                                     98,542               13,944                                       112,486
                                            ------------------    -----------------    ------------------      ------------------
TOTAL ASSETS                                       $2,064,188           $6,740,951              $298,597              $9,103,736
                                            ==================    =================    ==================      ==================
LIABILITIES & EQUITY:

LIABILITIES

      Accounts Payable & Accrued Exp.                 $30,141             $477,933            ($390,933)  (3)           $117,141
      Federal Taxes Payable                               800                9,676                                        10,476
      Warehouse Line of Credit - Flagstar                   -            3,765,358                                     3,765,358
      Funds Held in Escrow                                  -               25,000             ($25,000)  (4)                  -
      Interest Payable                                 28,232                    -                                        28,232
                                            ------------------    -----------------    ------------------      ------------------
Total Current Liabilities                             $59,173           $4,277,967            ($415,933)              $3,921,207



      Deferred Income Taxes                                 -              $52,514                                       $52,514
      Notes Payable                                 1,008,376              519,820             2,605,180  (5)          4,133,376
                                            ------------------    -----------------    ------------------      ------------------
TOTAL LIABILITIES                                  $1,067,549           $4,850,301            $2,189,247              $8,107,097
                                            ------------------    -----------------    ------------------      ------------------

STOCKHOLDERS' EQUITY
      Common Stock, ($0.0001 par value)                   $24              $50,000             ($50,000)                     $24
      Warrants                                        103,030                    -                                       103,030
      Additional Paid-In Capital                    3,266,157            1,261,559           (1,261,559)               3,266,157
      Treasury Stock                                (333,427)                    -                                     (333,427)
      Unrealized Investment Loss Reserve             (62,500)                    -                                      (62,500)
      Retained Earnings / (Accum. Deficit)        (1,976,645)              579,091             (579,091)             (1,976,645)
                                            ------------------    -----------------    ------------------      ------------------
TOTAL STOCKHOLDERS' EQUITY                           $996,639           $1,890,650          ($1,890,650)                $996,639

                                            ------------------    -----------------    ------------------      ------------------
TOTAL LIABILITIES & EQUITY                         $2,064,188           $6,740,951              $298,597              $9,103,736
                                            ==================    =================    ==================      ==================

Notes:
      Based on audited balance sheets for each company at December 31, 2002. Assumes the disposition of SSI Securities, which was a wholly owned subsidiary of SRHI, and the acquisition of Easton were effected January 1, 2002.

      (1) Reflects various adjustments to cash in connection with the Easton acquisition and the payment of various accrued expenses at Easton prior to its acquisition by SRHI.
      (2) Reflects net amount of new goodwill resulting from the Easton acquisition.
      (3) Reflects payment of accrued expenses at Easton and concurrent reduction in its cash position prior to its acquisition by SRHI.
      (4) Reflects portion of purchase price as a good faith deposit to Easton by SRHI in connection with the acquisition.
      (5) Reflects retirement of notes payable to Easton's former noteholders, and the issuance of new notes payable to fund a portion of Easton's acquisition by SRHI.

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
(in US dollars)
                                                                                                      PRO FORMA
                                                                                      -------------------------------------------
                                                                                                                     SRHI
For the period ended December 31, 2002 (1)           SRHI             EASTON            ADJUSTMENTS              CONSOLIDATED
                                                  ------------    ---------------     -----------------       -------------------
Revenue:
      Commission Income                                $2,894                 $0                                          $2,894
      Mortgage Sales, Net (2)                               -          2,294,073                                       2,294,073
      Interest/Investment Income                          799                  -                                             799
      Other Income                                      4,295                  -                                           4,295
                                                  ------------    ---------------     -----------------       -------------------
Total Revenue                                          $7,988         $2,294,073                    $0                $2,302,061

Expenses:
      Salaries, Commissions & Wages, etc.             125,910            886,327                                       1,012,237
      Selling, General & Administrative                58,251            553,190                                         611,441
      Depreciation & Amortization                         748             17,354                                          18,102


      Interest Expense                                 53,190             27,249               100,833  (3)              181,272
      Professional Fees                                58,095                  -                                          58,095
      Other                                            22,039                  -                                          22,039
                                                  ------------    ---------------     -----------------       -------------------
Total Expenses                                       $318,233         $1,484,120              $100,833                $1,903,186

Earnings Before Taxes                              ($310,245)           $809,953            ($100,833)                  $398,874
      Income Taxes                                          -            101,914             (101,914)  (4)                    -
                                                  ------------    ---------------     -----------------       -------------------
Net Income (Loss)                                  ($310,245)           $708,039                $1,081                  $398,874
                                                  ============    ===============     =================       ===================
Net Income (Loss) Per Share (5)                       ($1.25)                                                              $1.61

-------------------------------------------------
Notes:
      Excludes all one-time expenses, including those associated with the disposition of SSI Securities, which was a wholly owned subsidiary of SRHI, and the acquisition of Easton, both of which are assumed to have been effected January 1, 2002.
      (1) Due to the change in the fiscal year end of SRHI, the pro forma numbers provided above are based on audited financial statements for the eleven month period February 1, 2002 through December 31, 2002 with respect to SRHI, and for the twelve month period January 1, 2002 through December 31, 2002 with respect to Easton.
      (2) Gross mortgage sales for the period amounted to $102,845,028 and the cost of these mortgage sales amounted to $100,550,955.
      (3) Additional interest expense incurred on a note payable originated in conjunction with the acquisition of Easton.
      (4) Application of accumulated net operating losses ("NOLs") at SRHI in accordance with IRS Code 382 Limitations results in no income taxes due on a consolidated basis.
      (5) Based on Basic and Diluted common shares outstanding as of March 28, 2003.



                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 31, 2003            SUTTER HOLDING COMPANY, INC.

                            By: s/ ROBERT E. DIXON
                                --------------------------------------------
                                   Robert E. Dixon, Co-Chief Executive
                                   Officer